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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Marketo, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-1 (No. 333-193025) and Form S-8 (Nos. 333-188662, 333-193638, 333-201996, and 333-209884) of Marketo, Inc. of our report dated March 4, 2016, with respect to the consolidated balance sheets of Marketo, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows, for each of the years in the three-year period ended December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of Marketo, Inc.

/s/ KPMG LLP

Santa Clara, California
March 4, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM